Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
     In connection with the Annual Report of Origen Financial, Inc.. (the “Corporation”) on Form 10-K for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers, Ronald A. Klein and W. Anderson Geater, Jr., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

/s/ Ronald A. Klein	Dated: March 15, 2006
Ronald A. Klein, Chief Executive Officer

/s/ W. Anderson Geater, Jr.	Dated: March 15, 2006
W. Anderson Geater, Jr., Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to Origen Financial, Inc. and will be retained by Origen Financial, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.